Exhibit 99.1

SimpleTech, Inc.

Pro Forma Financial Information

(Unaudited)

Introduction

On February 9, 2007, SimpleTech, Inc. (the “Company”) completed the sale of assets of its Consumer Division to Fabrik, Inc. for approximately $43 million. The following Unaudited Pro Forma Consolidated Financial Statements have been prepared to illustrate the effect of the sale of assets of the Consumer Division, as a discontinued operation, on the historical financial position and results of operations of the Company.

The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2005 and 2006, and for the years ended December 31, 2003, 2004 and 2005, reflect the sale of assets of the Consumer Division that occurred on February 9, 2007, as if it had occurred as of January 1, 2003. The Unaudited Pro Forma Consolidated Balance Sheet reflects the sale of assets of the Consumer Division as if the sale occurred on September 30, 2006.

The Unaudited Pro Forma Consolidated Financial Statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances. The Unaudited Pro Forma Consolidated Financial Statements have been provided for information purposes and are not necessarily indicative of the financial condition or results of operations that would have been achieved had the sale of assets of the Consumer Division occurred on the date indicated. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements. The Unaudited Pro Forma Consolidated Financial Statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Quarterly Report on Form 10-Q for the period ended September 30, 2006, and in its Annual Report on Form 10-K for the year ended December 31, 2005.

The results of the sale of Consumer Division assets will be accounted for as a discontinued operation in the first quarter of 2007, in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” when the Company issues its financial statements for the first period that ends after completing the sale of assets of the Consumer Division.

SimpleTech, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2006

(Unaudited)

(in thousands)

	Historical SimpleTech, Inc.(5)	Sale of Consumer Division Assets(6)		Pro Forma SimpleTech, Inc.
Current Assets:
Cash & Cash Equivalents	$37,826	$58,517	(1)	$96,343
Accounts Receivable, Net	60,912	(28,672	)(2)	32,240
Inventory, Net	75,504	(35,981	)(2)	39,523
Deferred Income Taxes	2,317			2,317
Other Current Assets	1,926			1,926

Total Current Assets	178,485	(6,136)		172,349

Furniture, Fixtures and Equipment, Net	$10,578	$(187	)(2)	$10,391
Intangible Assets, Net	852			852
Goodwill	1,682			1,682
Other Long-Term Assets	1,773			1,773
Deferred Income Taxes	2,429			2,429

Total Assets	$195,799	$(6,323)		$189,476

Current Liabilities:
Accounts Payable	$38,637	$(13,290	)(2)	$25,347
Accrued and Other Liabilities	8,697	1,573	(2)(3)(8)	10,270

Total Liabilities	47,334	(11,717)		35,617

Shareholders’ Equity
Preferred Stock
Common Stock	47			47
Additional Paid-In Capital	120,285			120,285
Retained Earnings	28,133	5,394	(4)	33,527

Total Shareholders’ Equity	148,465	5,394		153,859

Total Liabilities & Shareholders’ Equity	$195,799	$(6,323)		$189,476

SimpleTech, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc.(5)	Sale of Consumer Division Assets(6)		Pro Forma SimpleTech, Inc.
Net revenues	$237,795	$96,326		$141,469
Cost of revenues	182,097	83,910		98,187

Gross profit	55,698	12,416		43,282

Operating expenses:
Sales and marketing	20,182	8,754		11,428
General and administrative	10,282	1,889		8,393
Research and development	6,808	102		6,706

Total operating expenses	37,272	10,745		26,527

Operating income	18,426	1,671		16,755

Interest income and other	1,378			1,378

Income before provision for income taxes	19,804	1,671		18,133

Provision for income taxes	7,432	675	(7)	6,757

Income from continuing operations	$12,372	$996		$11,376

Income from continuing operations per share:
Basic	$0.27			$0.25
Diluted	$0.26			$0.24
Shares used in income from continuing operations computation:
Basic	45,773			45,773
Diluted	47,156			47,156

See accompanying notes to the unaudited pro forma consolidated financial statements.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2005

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc.(5)	Sale of Consumer Division Assets(6)		Pro Forma SimpleTech, Inc.
Net revenues	$198,737	$100,916		$97,821
Cost of revenues	161,054	87,138		73,916

Gross profit	37,683	13,778		23,905

Operating expenses:
Sales and marketing	17,750	10,001		7,749
General and administrative	9,459	1,796		7,663
Research and development	4,709	122		4,587

Total operating expenses	31,918	11,919		19,999

Operating income	5,765	1,859		3,906

Interest income and other	1,219			1,219

Income before provision for income taxes	6,984	1,859		5,125

Provision for income taxes	2,175	751	(7)	1,424

Income from continuing operations	$4,809	$1,108		$3,701

Income from continuing operations per share:
Basic	$0.11			$0.08
Diluted	$0.10			$0.08
Shares used in income from continuing operations computation:
Basic	45,326			45,326
Diluted	46,809			46,809

See accompanying notes to the unaudited pro forma consolidated financial statements.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2005

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc.(5)	Sale of Consumer Division Assets(6)		Pro Forma SimpleTech, Inc.
Net revenues	$261,988	$133,678		$128,310
Cost of revenues	212,887	115,609		97,278

Gross profit	49,101	18,069		31,032

Operating expenses:
Sales and marketing	24,179	13,100		11,079
General and administrative	12,705	2,410		10,295
Research and development	6,560	160		6,400

Total operating expenses	43,444	15,670		27,774

Operating income	5,657	2,399		3,258

Interest income and other	1,629			1,629

Income before provision for income taxes	7,286	2,399		4,887

Provision for income taxes	1,713	969	(7)	744

Income from continuing operations	$5,573	$1,430		$4,143

Income from continuing operations per share:
Basic	$0.12			$0.09
Diluted	$0.12			$0.09
Shares used in income from continuing operations computation:
Basic	45,243			45,243
Diluted	46,625			46,625

See accompanying notes to the pro forma consolidated financial statements.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2004

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc.	Sale of Consumer Division Assets(6)		Pro Forma SimpleTech, Inc.
Net revenues	$275,432	$143,736		$131,696
Cost of revenues	228,269	122,136		106,133

Gross profit	47,163	21,600		25,563

Operating expenses:
Sales and marketing	19,875	11,866		8,009
General and administrative	10,106	1,949		8,157
Research and development	4,295	200		4,095

Total operating expenses	34,276	14,015		20,261

Operating income	12,887	7,585		5,302

Interest income and other	1,052			1,052

Income before provision for income taxes	13,939	7,585		6,354

Provision for income taxes	5,158	3,091	(7)	2,067

Income from continuing operations	$8,781	$4,494		$4,287

Income from continuing operations per share:
Basic	$0.18			$0.09
Diluted	$0.17			$0.09
Shares used in income from continuing operations computation:
Basic	47,707			47,707
Diluted	49,563			49,563

See accompanying notes to the pro forma consolidated financial statements.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2003

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc.(5)	Sale of Consumer Division Assets(6)		Pro Forma SimpleTech, Inc.
Net revenues	$211,806	$153,382		$58,424
Cost of revenues	175,927	130,348		45,579

Gross profit	35,879	23,034		12,845

Operating expenses:
Sales and marketing	18,787	12,713		6,074
General and administrative	10,077	1,901		8,176
Research and development	2,445	193		2,252

Total operating expenses	31,309	14,807		16,502

Operating income	4,570	8,227		(3,657)

Interest income and other	557			557

Income (loss) before provision for income taxes	5,127	8,227		(3,100)

Provision (benefit) for income taxes	1,645	3,164	(7)	(1,519)

Income (loss) from continuing operations	$3,482	$5,063		$(1,581)

Income (loss) from continuing operations per share:
Basic	$0.09			$(0.04)
Diluted	$0.08			$(0.04)
Shares used in income (loss) from continuing operations computation:
Basic	40,409			40,409
Diluted	42,560	(2,151	)(9)	40,409

See accompanying notes to the pro forma consolidated financial statements.

SimpleTech, Inc.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited)

(dollars in thousands)

(1)	To record cash consideration of $58,517. The cash consideration was based on September 30, 2006 net working capital of the Consumer Division plus approximately $10,000. In accordance with the Purchase Agreement, the Company will receive gross proceeds from the sale of Consumer Division assets of approximately $10,000 plus the net working capital as of the date of sale. On February 9, 2007, the Company received proceeds of approximately $43,000, representing approximately $10,000 in excess of the estimated net working capital of approximately $33,000 of the Consumer Division as of February 8, 2007. The actual consideration received will be adjusted based on the finalization of the actual net working capital as of February 8, 2007.

(2)	Represents adjustments to eliminate assets and liabilities of the Consumer Division.

(3)	To accrue for estimated transaction expenses associated with the sale of approximately $1,300.

(4)	To record the preliminary gain on the sale of assets of the Consumer Division based on cash consideration of $58,517 which represents $10,000 over net working capital as of September 30, 2006.

Proceeds received	$58,517
Net assets sold	(48,517)
Accrued transaction expense	(1,300)

Gain on sale before taxes	$8,700
Income taxes	(3,306)

Net gain	$5,394

On February 9, 2007, the Company received proceeds of approximately $43,000 representing approximately $10,000 in excess of the estimated net working capital of approximately $33,000 of the Consumer Division as of February 8, 2007. The gain on sale is preliminary and subject to change upon finalization of the Company’s financial statements for the first quarter ended March 31, 2007. The gain has not been included in the pro forma income statement but will be reflected in the historical financial statements when consummated.

(5)	Represents the Consolidated Statements of Operations and Consolidated Balance Sheet included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, and the Consolidated Statements of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(6)	Represents adjustments to eliminate the results of operations of the Consumer Division that the Company believes are directly attributable to the sale of Consumer Division assets, factually supportable and will not continue after the sale.

(7)	Represents tax provision allocated to discontinued operations after the allocation to continuing operations.

(8)	Represents income tax liability as a result of the sale of approximately $3,306.

(9)	Represents adjustment to diluted number of shares as their inclusion would have been anti-dilutive for the period presented.